Exhibit 10.1
EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”), between Wits Basin Precious Minerals Inc., a Minnesota corporation (the “Company”), and Mark D. Dacko, a Minnesota resident (the “Executive”) is entered into as of April 10, 2008 (the “Effective Date”).

INTRODUCTION

The Company desires to continue employing Executive, and Executive desires to continue being employed by the Company as the Company’s Chief Financial Officer pursuant to the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and Executive, each intending to be legally bound, hereby agree as follows:

1.  Employment. Subject to all of the terms of this Agreement, the Company hereby agrees to employ Executive, and Executive hereby accepts such employment and agrees to serve the Company with undivided loyalty and to the best of his ability.

2.  Term.

(a) Initial Term. The “Initial Term” of the Executive’s employment shall commence on the Effective Date and shall continue until the earlier of (i) April 9, 2011 or (ii) the date the Executive’s employment terminates pursuant to Section 10 hereof.

(b) Additional Term. After the Initial Term, and unless Executive’s employment has been terminated pursuant to Section 10 or by either party upon 30-days written notice prior to the end of the Initial Term or any Additional Term that such party does not wish to extend the Agreement, the term of this Agreement shall be renewed automatically for successive one-year terms (each an “Additional Term”).

3.  Duties. Executive shall report to and take direction from the Company’s Board of Directors (the “Board”) and Chief Executive Officer (the “CEO”). Executive shall perform those duties that are usual, customary and in a manner reasonably expected of a Chief Financial Officer.

4.  Compensation. During the Term, the Executive shall receive the following (collectively, the “Compensation”):

(a)  Base Salary. In consideration for Executive’s services under this Agreement, the Company hereby agrees to pay Executive a base salary of $11,250 per month during the Initial Term (the “Base Salary”).

(b)  Bonus. At the sole discretion of the Compensation Committee of the Board, the Executive may receive a semi-annual bonus (for the periods ending June 30 and December 31) based upon his performance on behalf of the Company.

(c)  Stock Options. On the Effective Date, the Company shall grant the Executive a 10-year non-qualified stock option (the “Option”) to purchase up to 600,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), such Option to vest over three years (provided Executive remains an employee of the Company at the time of such vesting) as follows:

(i) The Option shall vest in equal quarterly amounts, with the first 50,000 vesting on the Effective Date, and with each subsequent 50,000 to vest at the end of each subsequent three month period.

(ii) The exercise price is to equal to the fair market value of the Common Stock on the Effective Date. For purposes of this Agreement, “Fair Market Value” shall mean (a) if the Common Stock is traded on an exchange or is quoted on The Nasdaq Global Market, Nasdaq Capital Market or the OTC Bulletin Board, then the closing or last sale prices, respectively, reported for the date of grant; (b) if the Common Stock is traded in the over-the-counter market, then the average of the closing bid and asked prices reported on the date of grant; or (c) if the Common Stock is not publicly traded, the fair market value of such stock will be determined by the Board, acting in good faith utilizing customary business valuation criteria and methodologies (without discount for lack of marketability or minority interest).

(iii) Upon termination of Executive’s employment with the Company, for any reason or no reason, Executive’s rights to any portion of the Option that has not yet vested as of the date of such termination shall not vest and all of Executive’s rights to such unvested portion of the Option shall terminate. Any vested Options shall remain exercisable for one year from the date that the Executive is no longer an employee of the Company.

The Executive shall enter into a stock option agreement which will memorialize the foregoing vesting schedule and other terms described in this Section 4 and provide additional standard option provisions, heretofore attached as Exhibit A.

5.  Benefits. During the Term, Executive shall be entitled to the employee benefits as provided by the Company, to include but not limited to: (i) health insurance; (ii) dental insurance and (iii) other regular benefit plans enacted by the Company. The Company reserves the right, in its sole discretion, to alter the terms of such benefits at any time and from time to time.

6.  Reimbursement. The Company shall reimburse Executive for reasonable out-of-pocket business expenses incurred by Executive (“Expenses”) on the Company’s behalf. Notwithstanding the foregoing, Executive must properly account to the Company all such Expenses in accordance with the rules and regulations of the Internal Revenue Service under the Internal Revenue Code of 1986, as amended, and in accordance with any standard policies of the Company relating to reimbursement of Expenses as such policies exist or may be implemented in the future.

7.  Confidentiality. Except as specifically permitted by an authorized officer of the Company or by written Company policies, Executive will not, either during or after his employment by the Company, use Confidential Information (as defined below) for any purpose other than the business of the Company or disclose it to any person who is not also an executive of the Company unless authorized by the Board. When Executive’s employment with the Company ends, Executive will promptly deliver to the Company all records and any compositions, articles, devices, apparatuses and other items that disclose, describe, or embody Confidential Information, including all copies, reproductions, and specimens of the Confidential Information in Executive’s possession, regardless of who prepared them and will promptly deliver any other property of the Company in Executive’s possession, whether or not Confidential Information. As used in this Section 7, “Confidential Information” means information that is not generally known and that is proprietary to the Company or that the Company is obligated to treat as proprietary, including information known by Executive prior to the Effective Date. Any information that Executive reasonably considers Confidential Information, or that the Company treats as Confidential Information, will be presumed to be Confidential Information (whether the Executive or others originated it and regardless of how the Executive obtained it).

8.  Non-Solicitation. Executive agrees that, during the Term (and any Additional Term) and for a period of one year from the date Executive’s employment with the Company terminates (for any reason or no reason), Executive will not, without the prior written consent of the Company, directly or indirectly, do or commit any of the following acts:

(a) Induce, entice, hire or attempt to hire, employ or otherwise contract with any employee or independent contractor of the Company; provided, that Executive may contract with independent contractors for matters that are not related to the business activities of the Company.

(b) Induce or attempt to induce any individual to violate any agreement with the Company.

9.  Dispute Resolution. Any dispute arising out of or related to Executive’s employment with the Company or this Agreement or any breach or alleged breach hereof shall be exclusively decided by binding arbitration before a single arbitrator in a mutually convenient location pursuant to and in accordance with the rules of the American Arbitration Association. The arbitrator shall have the power and authority to issue temporary and permanent awards of injunctive and equitable relief. Attorney’s fees in each case shall be paid to the prevailing party by the non-prevailing party. Executive irrevocably waives Executive’s right, if any, to have any disputes between Executive and the Company arising out of or related to Executive’s employment with the Company or this Agreement decided in any jurisdiction or venue other than by binding arbitration pursuant to the terms hereof. The promises by the Company and Executive to arbitrate, which the parties agree can be a less expensive and quicker way to resolve disputes than litigating them in court or before other agencies or tribunals, constitutes adequate, reasonable and sufficient mutual consideration for the enforcement of this Agreement.

10.            Termination of Employment. Except as expressly provided to the contrary in this section or applicable law, Executive’s rights to Compensation shall cease on the date his employment under this Agreement terminates.

(a) This Agreement shall terminate in its entirety immediately upon the death of Executive.

(b) The Company or Executive may terminate employment under this Agreement at any time, with or without Cause (as defined below) with a 30-day written notice of termination to the other party. The termination shall be effective as of the date specified by the party initiating the termination in a written notice delivered to the other party, which date shall not be earlier than the date such notice is delivered to the other party.

(c) In the event that Executive’s employment is terminated at any time without Cause, Executive shall be entitled to receive a severance payment equal to Executive’s Base Salary over a period of nine (9) months, to be paid over a nine-month timeframe pursuant to the Company’s regular payroll procedures. The Company’s obligation to pay such severance shall be conditioned upon Executive’s compliance with the terms hereof, including, without limitation, Section 8 hereof. For the purposes of this Agreement, “Cause” shall mean (i) willful misconduct that is injurious to the Company monetarily or otherwise, including, but not limited to, misappropriation of funds; (ii) conviction of a crime punishable by imprisonment for a term in excess of one year; or (iii) continual failure of Executive to correct deficiencies in the performance of his duties assigned by the CEO, such deficiencies provided to the Executive in a written notice with a 30 day correction timeframe. The requirement to relocate to a different city, state or country shall not be deemed Cause.

(d) In the event of a change in control, the Executive shall have six months in which to voluntarily terminate his employment and receive his Base Salary under Section 4(a) of this Agreement for a nine month period, to be paid over a nine-month timeframe, from the date of the voluntarily termination, pursuant to the Company’s regular payroll procedures.

As used in this Agreement, “Change in Control” shall mean a change in control which would be required to be reported in response to item 6(e) on Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement, including, without limitation, if:

(i) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any affiliate or associate as defined in Rule 12(b)-2 under the Exchange Act of such person, other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes a “beneficial owner” (as defined in 13d-Rule 3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) less than a majority of the Board of Directors is comprised of the individuals described below; or

(iii) the shareholders of the Company (i) approve a definitive agreement to merge or consolidate the Company with or into another corporation or other enterprise in which the holders of outstanding stock of the Company entitled to vote in elections of directors immediately before such merger or consolidation hold less than 50% of the voting power of the survivor of such merger or consolidation or its parent, or (ii) approve a plan of liquidation; or

(iv) at least 90% of the Company’s assets are sold and transferred to another corporation or other enterprise that is not a subsidiary, direct or indirect, or other affiliate of the Company.

“Board of Directors”, for purposes of this Section 10(d)(ii), shall mean individuals who on the date hereof constituted the Board of the Company, and any new director who subsequently was elected or nominated for election by a majority of the individuals who on the date hereof constituted the Board of Directors and those individuals, if any, who were previously elected or nominated as provided for in this Section.

11.            General Provisions.

(a) Successors and Assigns. This Agreement is binding on and inures to the benefit of the Company’s successors and assigns, all of which are included in the term the “Company” as it is used in this Agreement; provided, however, that the Company may assign this Agreement only in connection with a merger, consolidation, assignment, sale or other disposition of substantially all of its assets or business.

(b) Amendment. This Agreement may be modified or amended only by a written agreement signed by both the Company and Executive.

(c) Governing Law. The laws of Minnesota will govern the validity, construction, and performance of this Agreement, without regard to any choice of law or conflict of law rules and regardless of the location of any arbitration under this Agreement.

(d) Construction. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law, which provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

(e) No Waiver. No failure or delay by either the Company or Executive in exercising or enforcing any right or remedy under this Agreement will waive any provision of the Agreement. Nor will any single or partial exercise by either the Company or Executive of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.

(f) Captions. The headings in this Agreement are for convenience only and shall not affect this Agreement’s interpretation.

(g) References. Except as otherwise required or indicated by the context, all references to Sections in this Agreement refer to Sections of this Agreement.

(h) Entire Agreement. This Agreement supersedes all previous and contemporaneous oral negotiations, commitments, writings, and understandings between the parties concerning the matters in this Agreement. In the case of any conflict between the terms of this Agreement and any other agreement, writing or understanding, this Agreement will control.

(i) Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be hand delivered or sent by registered or certified first class mail, postage prepaid, and shall be effective upon delivery if hand delivered, or three days after mailing if mailed to the addresses stated below. These addresses may be changed at any time by like notice:

If to the Company:	Wits Basin Precious Minerals Inc.
900 IDS Center, 80 South Eighth Street
Minneapolis, MN 55402-8773

If to Executive:	Mark D. Dacko

(j) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all parties. Each party shall become bound by this Agreement immediately upon signing any counterpart, independently of the signature of any other party. In making proof of this Agreement, however, it will be necessary to produce only one copy signed by the party to be charged.

IN WITNESS WHEREOF, the undersigned Executive and the Company have executed this Agreement effective as of the Effective Date.

Wits Basin Precious Minerals Inc. a Minnesota corporation

/s/ Stephen D. King
By: Stephen D. King Its: CEO

/s/ Mark D. Dacko
Mark D. Dacko